UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

American Well Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39515	20-5009396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street 26th Floor
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 204-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Mark Hirschhorn

On December 17, 2024, American Well Corporation (the “Company”) appointed its current Chief Financial Officer, Mark Hirschhorn, age 60, to also serve as its Chief Operating Officer. Mr. Hirschhorn is a healthcare technology industry leader, with over three decades of experience in financial and strategic operations, having served in senior executive positions for both public and private companies. Prior to his appointment as the Company’s Chief Financial Officer, from January 2022 to September 2024, he served as chief executive officer of TapestryHealth. Prior to that, he spent seven years at Teladoc Health where he held key roles as chief financial officer and chief operating officer from October 2012 to January 2019, and Talkspace where he contributed to strong growth and strategic repositioning efforts as president and COO from February 2020 to November 2021. Mr. Hirschhorn does not have any family relationships with any executive officer or director of the Company. Mr. Hirschhorn is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with that appointment, the Company entered into an amendment (the “Hirschhorn Amendment”) to the existing Employment Agreement, dated as of October 14, 2024, with Mr. Hirschhorn. The Hirschhorn Amendment provides that (i) effective immediately Mr. Hirschhorn (a) shall be appointed Chief Financial Officer and Chief Operating Officer, and (b) receive an increase in his base salary to $575,000, and (iii) beginning in the 2025 fiscal year, receive an increase in his target annual bonus to 125% of his base salary. The Hirschhorn Amendment provides that for the fiscal 2024 year, Mr. Hirschhorn will receive an annual bonus of $500,000.

Separation Agreement with Kathy Weiler

On December 17, 2024, the Company entered into a separation agreement (“Weiler Agreement”) with Kathy Weiler (Chief Commercial & Growth Officer). The Weiler Agreement provides that Ms. Weiler’s employment with the Company will end on December 31, 2024. In addition, Ms. Weiler will receive the benefits outlined in Section 8(c) of her Employment Agreement with the Company, dated April 17, 2023, as amended (“Weiler Employment Agreement”), with the following modifications: (i) she will receive payment of her target bonus for 2024 on January 24, 2025 in lieu of a payment of her 2024 annual bonus based on actual results, and (ii) in lieu of the salary continuation payments to which Ms. Weiler is entitled under Section 8(c) of the Weiler Employment Agreement such that all such payments are made in in a single lump sum on January 24, 2025.

The foregoing summary descriptions of the Hirschhorn Amendment and the Weiler Agreement are not complete and are subject to, and qualified in its entirety by reference to, the full text of the Hirschhorn Amendment and the Weiler Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

10.1	Amendment to Employment Agreement between American Well Corporation and Mark Hirschhorn, dated December 17, 2024
10.2	Separation Agreement between American Well Corporation and Kathy Weiler, dated December 17, 2024
99.1	Press Release, dated December 18, 2024, issued by American Well Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WELL CORPORATION

Date:	December 18, 2024	By:	/s/ Bradford Gay
Bradford Gay Senior Vice President, General Counsel